ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             HENLEY HEALTHCARE, INC.

      Henley Healthcare, Inc. (the "Corporation"), pursuant to the provisions of
Article 4.04 of the Texas Business Corporation Act (the "TBCA"), hereby adopts the following Articles of Amendment to its Articles of Incorporation.

                                   ARTICLE ONE

      The name of the Corporation is Henley Healthcare, Inc.

                                   ARTICLE TWO

      The Articles of Incorporation of the Corporation are amended as follows:
Article III.E of the Amended and Restated Statement of Designation of Rights and Preferences of the Series B Convertible Preferred Stock, Par Value $.10 Per Share, as filed with the Secretary of State on August 25, 1998, is deleted in its entirety and the following Article III.E is substituted in its place:

      E.    "FIXED CONVERSION PRICE" means an amount equal to $4.00.

                                  ARTICLE THREE

      These Articles of Amendment were duly adopted by the shareholders of the Series B Convertible Preferred Stock by written consent dated April 12, 1999.

                                  ARTICLE FOUR

      The number of shares of Series B Convertible Preferred Stock outstanding at the time of the adoption of these Articles of Amendment was 4,700; and the number of shares entitled to consent thereto was 4,700.

                                  ARTICLE FIVE

      The number of shares of the Series B Convertible Preferred Stock which consented to these Articles of Amended was 4,700; and the number of shares which did not consent to these Articles of Amendment was 0. The shareholders of all of the shares of Series B Preferred Stock outstanding and entitled to vote on said amendment have signed a consent in writing pursuant to Article 9.10(A) of the TBCA adopting these Articles of Amendment and any written notice required by
Article 9.10(A)(4) of the TBCA has been given.

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      IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of the Corporation hereby executes these Articles of Amendment on this 12th day of April, 1999.

                                          HENLEY HEALTHCARE, INC.


                                              /s/ DAN D. SUDDUTH
                                                  Dan D. Sudduth
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER AND SECRETARY

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